EXHIBIT 10.53

DISTRIBUTION AGREEMENT

ZAP is a California public corporation that manufactures and distributes advanced transportation and electric vehicles, located in Santa Rosa, California.

PML FlightLink Limited (PML) is an UK private corporation that has developed an advanced proprietary wheel motor and control system, located in Hampshire, United Kingdom.

DISTRIBUTION

Exclusive

PML agrees to grant exclusive rights to ZAP to incorporate itsproducts in the following Automotive vehicles:

A)	Three wheel vehicles (excluding the Carver/Venture Vehicles)

B)	All terrain vehicles (ATV's)

ZAP agrees to purchase wheel motors exclusively from PML in these vehicles, as long as PML can provide a product to meet ZAP's reasonable needs.

PML expects volume production within 18-24 months. Upon volume production capability, ZAP agrees to purchase a minimum of 10,000 motors per year to maintain its exclusivity.

Non-Exclusive

PML agrees to grant non-exclusive rights to ZAP to incorporate its products in the following Automotive vehicles:

A)	Four wheel and more vehicles

B)	Two wheel vehicles

Agreed,

/s/ Martin Boughtwood		/s/ Steve Schneider

Martin Boughtwood		Steve Schneider
Director, PML	4-28-07	Chief Executive Officer, ZAP	4-28-07